Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-80489, 333-104792, 333-110345, 333-112058) and Form S-8 (No. 333-112717) of FX Energy, Inc and subsidiaries of our report dated March 7, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/	PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Salt Lake City, Utah

March 7, 2008